Exhibit 23


                 CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Norfolk Southern Corporation:


We consent to the incorporation by reference herein of our report dated January 24, 1995, which appears in the December 31, 1994 Annual Report on Form 10-K405 of Norfolk Southern Corporation. Our report refers to changes in accounting methods related to income taxes, postretirement benefits, and postemployment benefits.


/s/ KPMG Peat Marwick LLP


July 25, 1995
Norfolk, Virginia